EXECUTION COPY

                           WARRANT EXCHANGE AGREEMENT

     WARRANT EXCHANGE AGREEMENT, dated as of August 5, 2008 (this "Agreement"), by and between PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLCII"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement, dated as of September 12, 2007, as amended by an amendment executed on March 26, 2008 (the "Purchase Agreement"), by and between the Company, LLCII and PLAINFIELD PERU I LLC ("LLCI"), a Delaware limited liability company (together with LLCII, the "Purchaser") or the Loan Agreement (as defined in the Purchase Agreement) if such capitalized term is not defined in the Purchase Agreement.

                              W I T N E S S E T H:

     WHEREAS, (A) LLCII is a holder of warrants to purchase (i) 59,104,912 shares of Common Stock at an exercise price of $0.30 and (ii) 122,605 shares of Common Stock at an exercise price of $0.01; and (B) LLCII has the rights to acquire warrants to purchase 57,823,130 shares of Common Stock at an exercise price to be determined but not greater than $0.30 (the "Warrant Rights" and together with the warrants described in subclause (A) above, the "Warrants");

     WHEREAS, LLCII desires, for valid business reasons, to consummate an exchange of the Warrants pursuant to the terms hereof;

     WHEREAS, the Company has determined that it is in its best interest to recapitalize its capital structure through the exchange of the Warrants pursuant to the terms hereof as a plan of reorganization; and

     WHEREAS, for Federal income tax purposes, it is intended that this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Exchange. LLCII and the Company agree that LLCII shall exchange all of the Warrants for 78,033,765 shares of Common Stock (the "Exchange Shares"). Upon issuance of the Exchange Shares to LLCII, the Warrants will be null and void and of no further force or effect. The parties agree to issue the Exchange Shares in the name of PLAINFIELD PERU II LLC.

     2. Surrender of Warrant Certificates. Concurrently with the execution of this Agreement and the issuance of the Exchange Shares, LLCII shall surrender the Warrants it holds
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in certificated form (which do not include the uncertificated Warrant Rights) to the Company, upon which surrender LLCII shall be deemed to be the holder of record of the Exchange Shares.

     3. Issuance of Exchange Shares. Upon surrender by LLCII of the Warrants it holds in certificated form (which do not include the uncertificated Warrant Rights) pursuant to Section 2 hereof, the Company agrees to adopt this plan of reorganization and shall issue and deliver to LLCII the Exchange Shares issuable to LLCII pursuant to this Agreement, registered in the name of LLCII with the Transfer Agent.

     4. Registration Rights. The Company and LLCII agree that the Exchange Shares shall constitute "Registrable Securities" under the Registration Rights Agreement.

     5. Representations and Warranties of the Company. In order to induce LLCII to enter into this Agreement, the Company hereby represents and warrants to and agrees with LLCII that:

          (i) All Exchange Shares shall, when issued in exchange for the Warrants, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances and preemptive or similar rights, and shall not be in violation of the Company's Articles of Incorporation or Bylaws or any Applicable Law.

          (ii) The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (iii) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the Company in connection with (a) the execution, delivery and performance of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, or (c) the issuance of the Exchange Shares to LLCII and the registration of the Exchange Shares with the Transfer Agent.

          (iv) Neither the execution, delivery or performance by the Company of this Agreement, nor compliance by it with the terms and provisions thereof,
     (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance, upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which Company or any of its Subsidiaries is a party or by which it or any of the Company or any of its Subsidiaries or property or assets is bound or to which the Company or any of its Subsidiaries may be subject, except for any violation of the terms of the applicable provisions of the Purchase Agreement, the Notes, the Loan Agreement and the Loan Documents that are being waived pursuant to Section 7 of this Agreement or on the signature pages hereto, or (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any of its Subsidiaries.

          (v) (a) Upon issuance of the Exchange Shares, the authorized Capital Stock of the Company will consist solely of 250,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 155,721,636 shares of Common Stock (assuming no additional exercises of existing stock options described in Schedule 4.7 to this Agreement) and no shares of preferred stock will be issued and outstanding, no shares are held in treasury and 71,153,414 shares of Common Stock (such amount does not include any shares, warrants or other convertible or exchangeable securities that may be issued pursuant to the Agreement and Plan of Merger, dated as of December 4, 2007, by and among the Company, Pure Biofuels del Peru S.A.C., Interpacific Oil S.A.C. and certain Target Stockholders identified therein, as amended on January 23, 2008 (the "Merger Agreement"), Section 3.6(m) of the Purchase Agreement, or the Notes as PIK Interest (as defined in the Notes)) will be reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Exchange Shares). Schedule 4.7 to this Agreement sets forth the capitalization of the Company as of the issuance of the Exchange Shares.

          (b) Except as set forth on Schedule 4.7 to this Agreement, as of the date of this Agreement, there are and upon issuance of the Exchange Shares there will be (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

          (vi) No agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

     6. Representations and Warranties of LLCII. LLCII represents and warrants to the Company that:

          (i) LLCII has the power to execute, deliver and perform its obligations under this Agreement and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby. No other proceedings on the part of LLCII are necessary for such authorization, execution, delivery and consummation. LLCII has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of LLCII, enforceable against LLCII in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The execution, delivery and performance by LLCII of this Agreement does not and will not (a) violate any organizational document of LLCII, (b) contravene any material Applicable Law, (c) require any consent of any Governmental Authority or other Person, except where the failure to obtain such consent would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of LLCII to perform its obligations under this Agreement, or (d) constitute a default under any Contract binding upon LLCII, except for any such defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of LLCII to perform its obligations under this Agreement.

          (iii) LLCII has not engaged any brokers, finders or agents, and neither the Company has, nor will, incur, directly or indirectly, as a result of any action taken by LLCII, any liability for brokerage or finders' fees or agents' commissions or any similar charges under this Agreement or the transactions contemplated hereby.

     7. Waiver of the Purchase Agreement and the Notes. Notwithstanding anything to the contrary contained in the Purchase Agreement and the Notes, the Purchaser waives compliance by the Company of its applicable obligations contained in the applicable provisions of the Purchase Agreement only with respect to this Agreement, the Purchaser acknowledges and agrees that as a result of such waiver the execution of this Agreement by the Company and performance of its obligations hereunder will not violate the terms of the applicable provisions of the Purchase Agreement or the Notes and the issuance of the Exchange Shares shall not cause any adjustment to the Conversion Price of the Notes. LLCI is executing this Agreement only with respect to this Section 7.

     8. Purchase Agreement and Transaction Documents. The waiver in Section 7 above is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement, or the other Transaction Documents. Except as set forth in Section 7 above, the Purchase Agreement and the other Transaction Documents shall continue in full force and effect in accordance with their terms.

     9. Certain Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Exchange Shares.

     10. Incorporation of Provisions from the Purchase Agreement. The provisions of Sections 13.2 and 13.3 of the Purchase Agreement are incorporated by reference herein (as if set forth in full in this section) so that this Agreement shall be subject to the terms and provisions of such sections of the Purchase Agreement.

     11. Waiver; Exercise of Rights and Remedies. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by LLCII and the Company (and in the case of any amendment of Section 7 only, LLCI). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with each of the parties hereto.

     13. Reorganization. The Company, LLCI and LLCII intend, and shall take the position, that the exchange of the Warrants pursuant to this Agreement should be characterized as a reorganization within the meaning of Section 368(a) of the Code and shall not take any position on any United States tax filing that is inconsistent with such characterization.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, LLCII, LLCI and the Company have each duly caused this Agreement to be executed on the day and year first written above.

                                        PURE BIOFUELS CORP.


                                        By: /s/ Luis Goyzueta
                                           -------------------------------------
                                        Name:  LUIS GOYZUETA
                                        Title: CEO

                                        PLAINFIELD PERU II LLC


                                        By: /s/ Steven Segaloff
                                           -------------------------------------
                                        Name:  Steven Segaloff
                                        Title: Authorized Individual

                                        PLAINFIELD PERU I LLC (only with respect
                                          to Section 7 of this Agreement)


                                        By: /s/ Steven Segaloff
                                           -------------------------------------
                                        Name:  Steven Segaloff
                                        Title: Authorized Individual

     Notwithstanding anything to the contrary contained in the Loan Agreement and the Loan Documents, the Lender and the Administrative Agent waive compliance by the Company, the Borrowers and the Subsidiary Guarantors of their applicable obligations contained in the applicable provisions of the Loan Agreement and the Loan Documents only with respect to this Agreement and the transactions contemplated hereby and the Lender and the Administrative Agent acknowledge and agree that the execution of this Agreement by the Company and performance of its obligations hereunder will not violate the terms of the applicable provisions of the Loan Agreement and the Loan Documents. The waiver in this paragraph is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Loan Agreement or the other Loan Documents. Except as set forth in this paragraph, the Loan Agreement and other Loan Documents shall continue in full force and effect in accordance with their terms. Each of the Company and the Subsidiary Guarantor hereby ratifies and confirms its Guaranty.

                                        PLAINFIELD SPECIAL SITUATIONS MASTER
                                        FUND LIMITED


                                        By:  /s/ Steven Segaloff
                                           -------------------------------------
                                        Name:  Steven Segaloff
                                        Title: Authorized Individual

                                        PURE BIOFUELS CORP.


                                        By:  /s/ Luis Goyzueta
                                           -------------------------------------
                                        Name:  LUIS GOYZUETA
                                        Title: CEO

                                        PURE BIOFUELS DEL PERU S.A.C.


                                        By:  /s/ Luis Goyzueta
                                           -------------------------------------
                                        Name:  LUIS GOYZUETA
                                        Title: APODERADO

                                        PALMA INDUSTRIAL S.A.C.

                                        By:  /s/ Luis Goyzueta
                                           -------------------------------------
                                        Name:  LUIS GOYZUETA
                                        Title: APODERADO

                                        ACEITE PUCALLPA S.A.C.


                                        By:  /s/ Gonzalo Campos
                                           -------------------------------------
                                        Name:  Gonzalo Campos
                                        Title: General Manager

                                        PALMAS TROPICALES S.A.C.


                                        By:  /s/ Gonzalo Campos
                                           -------------------------------------
                                        Name:  Gonzalo Campos
                                        Title: General Manager

                                        PUCAPALMA  S.A.C.


                                        By:  /s/ Gonzalo Campos
                                           -------------------------------------
                                        Name:  Gonzalo Campos
                                        Title: General Manager

                                        ECOPALMA S.A.C.


                                        By:  /s/ Gonzalo Campos
                                           -------------------------------------
                                        Name:  Gonzalo Campos
                                        Title: General Manager

                                        PALMAS DE ORIENTE S.A.C.


                                        By:  /s/ Gonzalo Campos
                                           -------------------------------------
                                        Name:  Gonzalo Campos
                                        Title: General Manager